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                                   EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                          Quarter Ended
                                                             -------------------     -------------------
                                                                September 27,            September 28,
(In millions, except ratios)                                         2002                    2001
                                                             -------------------     -------------------
EARNINGS:
Net Income                                                      $    19.9                $   17.1
Plus: Income taxes                                                   10.3                     8.8
      Fixed charges                                                   7.5                    10.0
      Amortization of capitalized interest                              -                       -
Less: Interest capitalized during the period                            -                       -
      Undistributed earnings in equity investments                      -                       -
                                                                ---------                --------
                                                                $    37.7                $   35.9
                                                                =========                ========

FIXED CHARGES:
Interest expense                                                $     5.7                $    8.2
Plus: Interest capitalized during the period                          -                         -
      Portion of rents deemed representative of
       the interest factor                                            1.8                     1.8
                                                                ---------                --------
                                                                $     7.5                $   10.0
                                                                =========                ========

RATIO OF EARNINGS TO FIXED CHARGES                                   5.03                    3.59


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